Exhibit 3.8

[front of certificate]

SERIES I CUMULATIVE REDEEMABLE
PREFERRED SHARES OF BENEFICIAL INTEREST
PAR VALUE $0.01

Number	Shares

ARCHSTONE-SMITH TRUST

FORMED UNDER THE LAWS OF THE STATE OF MARYLAND	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND RIDGEFIELD PARK, NJ

CUSIP 039583 60 4 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT                                              IS THE OWNER OF
fully paid and nonassessable Preferred Shares of Beneficial Interest, $0.01 par value per share, of Archstone-Smith Trust, a real estate investment trust formed under the laws of the State of Maryland (the "Trust"), transferable only on the books of the Trust by the holder hereof in person or by the holder's duly authorized Attorney upon surrender of this Certificate properly endorsed.
              The Preferred Shares evidenced by this Certificate are subject to the Bylaws of the Trust and the Declaration of Trust, each as amended and supplemented from time to time, such Declaration of Trust being filed and of record with the State Department of Assessments and Taxation of Maryland. The holder hereof has no interest, legal or equitable, in any specific property of the Trust.
              This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
              Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

[Facsimile signature] Secretary
[SEAL]
Countersigned and Registered: MELLON INVESTOR SERVICES, LLC,
	[Facsimile signature] Chairman of the Board	Transfer Agent and Registrar

By:
Authorized Signature

[reverse of certificate]

IMPORTANT NOTICE

            THE DECLARATION OF TRUST, AS AMENDED AND SUPPLEMENTED, ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, SETS FORTH A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES. THE TRUST WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF SHARES WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

            The Preferred Shares evidenced by this Certificate are subject to restrictions on ownership and Transfer for purposes of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, as amended and supplemented, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitation must notify the Trust in writing at least 30 days prior to such proposed or attempted Transfer. In addition, Share ownership by and Transfers of Shares to Non-U.S. Persons and certain Tenants of the Trust are subject to certain restrictions. If the restrictions on Transfer are violated, the purported Transfer will either be void ab initio or the Preferred Shares evidenced hereby shall be designated and treated as Excess Shares which shall be redeemed or shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary. Unless otherwise indicated, all capitalized terms in this legend have the meaning defined in the Declaration of Trust, a copy of which, including the restrictions on Transfer, shall be furnished to each shareholder on request and without charge.

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM	—	as tenants in common	UNIF GIFT MIN ACT-
TEN ENT JT TEN	— —	as tenants by the entireties as joint tenants with the right of survivorship and not as tenants in common		(Cust) (Minor) under Uniform Gifts to Minors Act (State)

UNIF TRF MIN ACT-
(Cust) (Minor)
(until age ___) under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

        For Value Received, ___________________________________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

__________________________________________________________________________ Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________ Attorney to transfer the said shares on the books of the Trust with full power of substitution in the premises.

Dated_________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.